UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 51915

Boston, MA 02205

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders

GI Dynamics, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 on October 29, 2018 EST. Of the Company’s 15,333,101 shares of common stock issued and outstanding and eligible to vote as of the record date of September 24, 2018, a quorum of 11,758,628 shares, or 76.69% of the eligible shares, was present in person or represented by proxy. Each of the matters set forth below is described in detail in the definitive proxy statement filed with the Securities and Exchange Commission on October 12, 2018. The following actions were taken at the Special Meeting:

Proposal 1 – To approve an amendment to the Company’s amended and restated certificate of incorporation and authorize the Company’s Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of the Company’s shares of common stock, par value $0.01 per share (the “Shares”), at a ratio of not less than 1-for-5 and not more than 1-for-30, and to proportionately reduce the total number of shares of capital stock that the Company is authorized to issue, with such ratio to be determined at a later date by the Company’s Board of Directors. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
11,758,086	502	40	0

Proposal 2 - For the purposes of Australian Securities Exchange (“ASX”) Listing Rule 7.4 and for all other purposes, to ratify the prior issue by the Company of 150,000,000 CHESS Depositary Interests (“CDIs”) (equivalent to 3,000,000 Shares) in the capital of the Company with an issue price of A$0.020 per CDI under a private placement to a certain sophisticated investor located in the United States on the terms and conditions set out in the proxy statement . This proposal was approved.

For	Against	Abstained	Broker Non-Vote
8,199,432	48,291	0	0

Proposal 3 - For the purposes of ASX Listing Rule 10.11 and for all other purposes, to approve our issue of 168,194,450 CDIs (equivalent to 3,363,889 Shares) in the capital of the Company with an issue price of A$0.020 per CDI under a private placement to Crystal Amber Fund Limited (or its nominee), an existing shareholder, on the terms and conditions set out in the proxy statement. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
5,784,823*	1,582	400	0

Proposal 4 - For the purposes of ASX Listing Rule 7.1 and for all other purposes, to approve the issue of 29,027,800 CDIs (equivalent to 580,556 shares of common stock) in the capital of the Company with an issue price of A$0.020 per CDI under a private placement to certain sophisticated and professional investors located in Australia and the United States on the terms and conditions set out in the proxy statement This proposal was approved.

For	Against	Abstained	Broker Non-Vote
8,245,821	1,502	400	0

Proposal 5 - To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 through 4. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
11,687,562	1,392	400	0

*

Of the 11,756,646 votes to approve Proposal 3, 5,971,823 votes were disregarded because the voting shareholder is Crystal Amber Fund Limited, the existing shareholder whose investment is the subject of Proposal 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: November 2, 2018	/s/ Dave Bruce
Dave Bruce
Director of Finance